
<ARTICLE> 5
<LEGEND>
                                                          Exhibit 27.01

                         Travelers Group Inc.
                       Financial Data Schedule

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
September 30, 1995 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
TRAVELERS GROUP INC. AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                           1,462
<SECURITIES>                                    67,751<F1>
<RECEIVABLES>                                   17,497<F2>
<ALLOWANCES>                                         0<F3>
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F3>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                                 112,299
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                         12,605<F4>
<COMMON>                                             4
<PREFERRED-MANDATORY>                              235
<PREFERRED>                                        800
<OTHER-SE>                                      10,066<F5>
<TOTAL-LIABILITY-AND-EQUITY>                   112,299
<SALES>                                              0<F3>
<TOTAL-REVENUES>                                12,422
<CGS>                                                0<F3>
<TOTAL-COSTS>                                   10,663
<OTHER-EXPENSES>                                     0<F3>
<LOSS-PROVISION>                                   122<F6>
<INTEREST-EXPENSE>                               1,462<F6>
<INCOME-PRETAX>                                  1,759
<INCOME-TAX>                                       621
<INCOME-CONTINUING>                              1,138
<DISCONTINUED>                                      89
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                     1,227
<EPS-PRIMARY>                                     3.67
<EPS-DILUTED>                                        0<F3>

<F1> Includes the following items from the financial statements:  total investments $39,101; securities borrowed or purchased under agreements to resell $19,589; and trading securities owned, at market value $9,061.

<F2> Includes the following items from the financial statements: brokerage receivables $6,596; net consumer finance receivables $6,998 and other receivables $3,903.


<F3> Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.

<F4> Includes the following items from the financial statements:  investment banking and brokerage borrowings $2,471; short-term borrowings $1,343 and long-term debt $8,791.

<F5> Includes the following items from the financial statements:  additional paid-in capital $6,741; retained earnings $4,981; treasury stock $(1,682); and unrealized gain (loss) on investment securities and other, $26.

<F6> Included in total costs and expenses applicable to sales and revenues.


